As filed with the Securities and Exchange Commission on February 2, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ExlService Holdings, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	82-0572194
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

350 Park Avenue

New York, New York 10022

(Address, including zip code, of Registrant’s principal executive offices)

ExlService Holdings, Inc. 2006 Omnibus Award Plan

(Full title of the plan)

Rohit Kapoor

President & CEO

ExlService Holdings, Inc.

350 Park Avenue

New York, New York 10022

(212) 277-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019–6064 (212) 373-3000	Amit Shashank, Esq. Vice President and General Counsel ExlService Holdings, Inc. 350 Park Avenue New York, New York 10022 (212) 277-7100

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	4,000,000 shares	$8.14(2)	$32,560,000(2)	$1,280

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)	Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of ExlService Holdings, Inc.’s common stock reported by the Nasdaq Global Select Market on January 30, 2009.

EXPLANATORY NOTE

On December 8, 2006, ExlService Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-139211) (the “Prior Registration Statement”) relating to 4,327,398 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued under ExlService Holdings, Inc. 2003 India Employee Stock Option Plan, the ExlService Holdings, Inc. 2003 Stock Option Plan, the ExlService Holdings, Inc. 2006 Omnibus Award Plan (the “2006 Plan”), the ExlService Holdings, Inc. 2006 Omnibus India Sub Plan 1 and the ExlService Holdings, Inc. 2006 Omnibus India Sub Plan 2, which we refer to as the 2006 India Sub Plan 2. The contents of the Prior Registration Statement are incorporated by reference into this Registration Statement.

This Registration Statement relates to an additional 4,000,000 shares of Common Stock available for issuance under the 2006 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plans as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission, but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.	COMPANY INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

We will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to ExlService Holdings, Inc., 350 Park Avenue, New York, New York 10022, Attention: General Counsel; Telephone number (212) 277-7100.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

Exhibits

4.1	Amended and Restated Certificate of Incorporation of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed on October 25, 2006).

4.2	Second Amended and Restated By-laws of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed on April 30, 2008).

4.3	ExlService Holdings, Inc. 2006 Omnibus Plan (incorporated by reference to Exhibit 10.20 of Amendment No. 6 to our Registration Statement on Form S-1 (No. 333-121001)).

4.4	Amendment to ExlService Holdings, Inc. 2006 Omnibus Plan (incorporated by reference to Exhibit 10.43 of Amendment No. 6 to our Registration Statement on Form S-1 (No. 333-121001)).

4.5	Amendment No. 2 to ExlService Holdings, Inc. 2006 Omnibus Plan (Incorporated by reference to Exhibit 10.46 of Amendment 6 to our Registration Statement on Form S-1 (No. 333-121001)).

4.6*	Amendment No. 3 to ExlService Holdings, Inc. 2006 Omnibus Plan.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, ExlService Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 2, 2009.

EXLSERVICE HOLDINGS, INC.

By:	/s/ Matthew Appel
Name: Matthew Appel
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Vikram Talwar, Rohit Kapoor and Amit Shashank, acting singly, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below on February 2, 2009, by the following persons in the capacities indicated.

Signature	Title

/s/ Rohit Kapoor	President, Chief Executive Officer and Director
Rohit Kapoor	(Principal Executive Officer)

/s/ Matthew Appel	Chief Financial Officer (Principal Financial and
Matthew Appel	Accounting Officer)

Signature	Title

/s/ Vikram Talwar Vikram Talwar	Executive Chairman

/s/ Steven B. Gruber Steven B. Gruber	Director

/s/ Edward V. Dardani Edward V. Dardani	Director

/s/ Kiran Karnik Kiran Karnik	Director

/s/ David B. Kelso David B. Kelso	Director

/s/ Clyde W. Ostler Clyde W. Ostler	Director

/s/ Mohanbir Sawhney Dr. Mohanbir Sawhney	Director

/s/ Garen K. Staglin Garen K. Staglin	Director

INDEX TO EXHIBITS

4.1	Amended and Restated Certificate of Incorporation of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed on October 25, 2006).

4.2	Second Amended and Restated By-laws of ExlService Holdings, Inc. (incorporated by reference from Exhibit 3.1 to our Current Report on Form 8-K filed on April 30, 2008).

4.3	ExlService Holdings, Inc. 2006 Omnibus Plan (incorporated by reference to Exhibit 10.20 of Amendment No. 6 to our Registration Statement on Form S-1 (No. 333-121001)).

4.4	Amendment to ExlService Holdings, Inc. 2006 Omnibus Plan (incorporated by reference to Exhibit 10.43 of Amendment No. 6 to our Registration Statement on Form S-1 (No. 333-121001)).

4.5	Amendment No. 2 to ExlService Holdings, Inc. 2006 Omnibus Plan (Incorporated by reference to Exhibit 10.46 of Amendment 6 to our Registration Statement on Form S-1 (No. 333-121001)).

4.6*	Amendment No. 3 to ExlService Holdings, Inc. 2006 Omnibus Plan.

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding the legality of the common stock.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

*	Filed herewith.